Exhibit 10.8


                            TRANSFER AGREEMENT




                                 BETWEEN




                            RAVEN FUNDING LLC,
                              AS TRANSFEROR




                                   AND




                         GREYHOUND FUNDING, LLC,
                              AS TRANSFEREE







                        DATED AS OF JUNE 30, 1999














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

                            TABLE OF CONTENTS

                                                                     Page

                                ARTICLE I
                               DEFINITIONS  . . . . . . . . . . . . .   1

         SECTION 1.1  Certain Defined Terms . . . . . . . . . . . . .   1
         SECTION 1.2  Other Definitional Provisions . . . . . . . . .   1

                                ARTICLE II
                      TRANSFER OF TRANSFERRED ASSETS  . . . . . . . .   4

         SECTION 2.1  Initial Contribution  . . . . . . . . . . . . .   4
         SECTION 2.2  Subsequent Transfers. . . . . . . . . . . . . .   4
         SECTION 2.3  Additional Transferred Asset Closings;
                      Payment . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.4  Security Interest in the Transferred Assets . .   4

                               ARTICLE III
                      REPRESENTATIONS AND WARRANTIES  . . . . . . . .   5

         SECTION 3.1  Representations and Warranties Regarding
                      Transferred Assets. . . . . . . . . . . . . . .   5
         SECTION 3.2  Representations and Warranties Regarding
                      SPV . . . . . . . . . . . . . . . . . . . . . .   5

                                ARTICLE IV
                          CONDITIONS TO TRANSFER  . . . . . . . . . .   8

         SECTION 4.1  Conditions Precedent to Effectiveness of
                      Agreement  . . . . . . . . . . . . . . .. . . .   8
         SECTION 4.2  Conditions to Obligation of the Issuer to
                      make a Transferred Asset Payment  . . . . . . .   9

                                ARTICLE V
                       TRANSFER TERMINATION EVENTS  . . . . . . . . .  10

                                ARTICLE VI
                             COVENANTS OF SPV . . . . . . . . . . . .  11
         Section 6.1  Conduct of Business and Maintenance of
                      Existence   . . . . . . . . . . . . . . . . . .  11
         Section 6.2  Compliance with Laws  . . . . . . . . . . . . .  11
         Section 6.3  Inspection of Property, Books and Records . . .  12
         Section 6.4  Compliance with Transaction Documents . . . . .  12
         Section 6.5  Notice of Defaults  . . . . . . . . . . . . . .  13
         Section 6.6  Notice of Material Proceedings  . . . . . . . .  13
         Section 6.7  Further Requests  . . . . . . . . . . . . . . .  13
         Section 6.8  Annual Opinion of Counsel . . . . . . . . . . .  13
         Section 6.9  Liens . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.10 Other Indebtedness  . . . . . . . . . . . . . .  14
         Section 6.11 Mergers   . . . . . . . . . . . . . . . . . . .  14
         Section 6.12 Acquisition of Assets   . . . . . . . . . . . .  14
         Section 6.13 Distributions.  . . . . . . . . . . . . . . . .  14
         Section 6.14 Organizational Documents  . . . . . . . . . . .  14
         Section 6.15 Investments   . . . . . . . . . . . . . . . . .  14
         Section 6.16 No Other Agreements   . . . . . . . . . . . . .  14
         Section 6.17 Other Business  . . . . . . . . . . . . . . . .  14

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         Section 6.18 Maintenance of Separate Existence . . . . . . .  15
         Section 6.19 No ERISA Plan   . . . . . . . . . . . . . . . .  17
         Section 6.20 Minimum Net Worth . . . . . . . . . . . . . . .  17
         Section 6.21 Issuance of Additional Securities . . . . . . .  17
         Section 6.22 Origination Trust Beneficial Interests. . . . .  17

                               ARTICLE VII
                          ADDITIONAL AGREEMENTS   . . . . . . . . . .  17

         SECTION 7.1  Initial UCC Filings . . . . . . . . . . . . . .  17
         SECTION 7.2  Computer Files Marked . . . . . . . . . . . . .  18
         SECTION 7.3  Protection of Title . . . . . . . . . . . . . .  18
         SECTION 7.4  Repurchase Events . . . . . . . . . . . . . . .  18

                               ARTICLE VIII
                         MISCELLANEOUS PROVISIONS . . . . . . . . . .  19

         SECTION 8.1  Amendment . . . . . . . . . . . . . . . . . . .  19
         SECTION 8.2  Survival  . . . . . . . . . . . . . . . . . . .  20
         SECTION 8.3  Notices . . . . . . . . . . . . . . . . . . . .  20
         SECTION 8.4  GOVERNING LAW . . . . . . . . . . . . . . . . .  20
         SECTION 8.5  Waivers . . . . . . . . . . . . . . . . . . . .  20
         SECTION 8.6  Headings  . . . . . . . . . . . . . . . . . . .  21
         SECTION 8.7  Counterparts  . . . . . . . . . . . . . . . . .  21
         SECTION 8.8  Severability of Provisions  . . . . . . . . . .  21
         SECTION 8.9  Assignment  . . . . . . . . . . . . . . . . . .  21
         SECTION 8.10 Further Assurances. . . . . . . . . . . . . . .  21
         SECTION 8.11 No third-Party Beneficiaries. . . . . . . . . .  21
         SECTION 8.12 Merger and Integration. . . . . . . . . . . . .  21
         SECTION 8.13 Authority of the Administrator. . . . . . . . .  21
         SECTION 8.14 No Petition Covenants . . . . . . . . . . . . .  22
         SECTION 8.15 SUBIs   . . . . . . . . . . . . . . . . . . . .  22



Exhibit A             Form of Initial Assignment
Exhibit B             Form of Additional Assignment

                            TRANSFER AGREEMENT

          This Transfer Agreement (the "Agreement") is made as of June 30, 1999, between GREYHOUND FUNDING, LLC, a Delaware limited liability company (the "Issuer"), and RAVEN FUNDING LLC, a Delaware limited liability company ("SPV").


                            R E C I T A L S :

          SPV owns all of the Common Membership Interests in the Issuer.

          On the terms and subject to the conditions set forth herein, SPV desires to transfer the Initial Transferred Assets to the Issuer on the Initial Closing Date, in the form of a contribution to the capital of the Issuer.

          Following the Initial Closing Date, on the terms and subject to the conditions set forth herein, SPV desires from time to time to transfer to the Issuer any interest that the SPV acquires in Additional Transferred Assets and, in consideration for such transfer, the Issuer is willing to make a payment to SPV on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:


                                ARTICLE I
                               DEFINITIONS

          SECTION 1.1 Certain Defined Terms. Capitalized terms used in the above recitals and in this Agreement, and not defined in this Agreement, shall have the respective meanings assigned to them in the Definitions List attached to the Base Indenture, dated as of the date hereof, between the Issuer and The Chase Manhattan Bank, as indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time, exclusive of Indenture Supplements creating a new Series of Investor Notes (the "Base Indenture").

          SECTION 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto. Additionally, the following terms shall have the following meanings for all purposes of this Agreement:

          "Additional Transferred Assets" means, in respect of a Lease SUBI Allocation Event, the following assets:

               (a) the beneficial interest in the Additional Units allocated to the Lease SUBI Portfolio on such date and any

          Unit Leases, Unit Vehicles and Related Rights associated therewith;

               (b) the Origination Trust Documents, as such agreements are applicable to the Additional Units referred to in clause
          (a) and any Unit Leases, Unit Vehicles and Related Rights associated therewith;

               (c) all payments and distributions under the foregoing of whatever kind or character and whether in cash or other property, at any time made or distributable to SPV thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of SPV to receive and collect all amounts payable to the holder of the Lease SUBI Certificate and all of SPV's rights, remedies, powers, interests and privileges under the foregoing (whether arising pursuant to the terms thereof or otherwise available to SPV), including, without limitation, the right to enforce the foregoing, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof; and

               (d) any proceeds and products of the foregoing.

          "Initial Transferred Assets" means the following assets:

          (a) the Lease SUBI, the Lease SUBI Certificate and the beneficial interest in the Initial Units allocated to the Lease SUBI Portfolio on the Initial Closing Date and any Unit Leases, Unit Vehicles and Related Rights associated therewith;

          (b) the Fleet Receivable SUBI Certificate and the beneficial interest in the Fleet Receivables and the Origination Trust's rights under the Receivables Purchase Agreement from time to time allocated to the Fleet Receivable SUBI and represented by the Fleet Receivable SUBI Certificate;

          (c) the Origination Trust Documents, as such agreements are applicable to the Initial Units and the Fleet Receivable SUBI Certificate and the other Origination Trust Assets referred to in clauses (a) and (b);

          (d) the Series 1999-1 Lease Rate Cap, dated the Initial
     Closing Date, between SPV and an Eligible Counterparty;

          (e) all payments and distributions under the foregoing of whatever kind or character and whether in cash or other property, at any time made or distributable to SPV thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of SPV to receive and collect all amounts payable to the holder of the Lease SUBI

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

     Certificate and the Fleet Receivable SUBI Certificate and all of SPV's rights, remedies, powers, interests and privileges under the foregoing (whether arising pursuant to the terms thereof or otherwise available to SPV), including, without limitation, the right to enforce the foregoing, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof; and

          (f) any proceeds and products of the foregoing.

          "Lease SUBI Allocation Event" means that Additional Units have been allocated to the Lease SUBI Portfolio pursuant to the Lease SUBI Supplement.

          "Existing Notes" means the collective reference to the promissory note of PHH Vehicle Management Services, LLC, dated June 10, 1999, in the principal amount of $72,799,409.54 payable to the order of The Chase Manhattan Bank, the promissory note of TRAC Funding, Inc., dated June 10, 1999, in the principal amount of $382,682,411.75 payable to the order of The Chase Manhattan Bank and the promissory note of TRAC Funding II, Inc., dated June 10, 1999, in the principal amount of $458,678,286.94 payable to the order of The Chase Manhattan Bank.

          "Potential Transfer Termination Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Transfer Termination Event.

          "Series 1999-1 Indenture Supplement" means the Series 1999-1 Indenture Supplement to the Base Indenture, dated as of the Initial Closing Date, among the Issuer, the Administrator, The Chase Manhattan Bank, as Funding Agent, APA Bank and Indenture Trustee, and Park Avenue Receivables Corporation, as Initial Purchaser.

          "Transfer Termination Event" is defined in Article X.

          "Transferred Assets" means the Initial Transferred Assets together with any Additional Transferred Assets.

          "Trust Assets" is defined in the Origination Trust Agreement.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and

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

Section, subsection, Schedule and Exhibit references are to Sections, subsections, Schedules and Exhibits to this Agreement, unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                ARTICLE II
                      TRANSFER OF TRANSFERRED ASSETS

          SECTION 2.1 Initial Contribution. On the Initial Closing Date, subject to the terms and conditions set forth herein, SPV shall assign, transfer, set over and otherwise convey to the Issuer, as a contribution to the capital of the Issuer, all the right, title and interest of SPV in and to the Initial Transferred Assets, by executing and delivering to the Issuer an assignment, substantially in the form of
Exhibit A (the "Initial Assignment").   In connection with the Initial
Assignment, effective with the transfer of the Initial Transferred Assets to the Issuer hereunder, the Issuer hereby assumes all of the obligations under the Existing Notes.

          SECTION 2.2 Subsequent Transfers. On each date following the Initial Closing Date when a Lease SUBI Allocation Event occurs, subject to the satisfaction of the terms and conditions set forth herein, SPV shall sell, assign, transfer, set over and otherwise convey to the Issuer all of SPV's right, title and interest in, to and under the Additional Transferred Assets, by executing and delivering to the Issuer an assignment, substantially in the form of Exhibit B (an "Additional Assignment").

          SECTION 2.3 Additional Transferred Asset Closings; Payment. The consummation of each transfer contemplated by Section 2.2 shall take place on the related date of such transfer (the "Additional Closing Date" and, together with the Initial Closing Date, the "Transferred Asset Closing Dates").

          In consideration of the transfer of Additional Transferred Assets to the Issuer on each Additional Closing Date and subject to the terms and conditions set forth herein, the Issuer shall pay to SPV an amount (the "Transferred Asset Payment") equal to the amount available therefor on such Additional Closing Date under the Indenture.

          SECTION 2.4 Security Interest in the Transferred Assets. The parties to this Agreement intend that the transactions contemplated by Sections 2.1 and 2.2 shall be, and shall be treated as, absolute assignments, transfers and conveyances by SPV of the Transferred Assets and not as a lending transaction. If this Agreement does not constitute a valid assignment, transfer and conveyance of all right, title and interest of SPV in, to and under the Transferred Assets despite the intent of the parties hereto, SPV hereby grants a first priority "security interest" (as defined in the UCC as in effect in the State of New York) in the Transferred Assets and all proceeds thereof to the

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

Issuer and the parties agree that this Agreement shall constitute a security agreement under the UCC in effect in New York.

          The foregoing assignments, transfers and conveyances pursuant to this Article II do not constitute and are not intended to result in the creation of any obligation of the Issuer other than the Issuer's obligations to SPV under this Agreement and do not constitute and are not intended to result in the assumption by the Issuer of any obligation of SPV or any other Person in connection with the Transferred Assets or any agreement or instrument relating thereto, including any obligation to any Obligor under any Lease Agreement or Fleet Service Contract.


                               ARTICLE III
                      REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties Regarding Transferred Assets. As of each Transferred Asset Closing Date, SPV hereby represents and warrants to the Issuer that none of the Transferred Assets transferred by SPV on such date has been sold, transferred, assigned or pledged by SPV to any Person other than the Issuer. Immediately prior to the transfer and assignment contemplated herein, SPV had good title to such Transferred Assets free and clear of all Liens and, immediately upon the transfer thereof hereunder, the Issuer will have good title to such Transferred Assets, free and clear of all Liens, and the transfer of such Transferred Assets by SPV to the Issuer has been perfected under the UCC.

          SECTION 3.2 Representations and Warranties Regarding SPV. SPV hereby represents and warrants to the Issuer as of the date hereof and as of each Transferred Asset Closing Date, that:

          (a)  Existence and Power.

          SPV (a) is a special purpose limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Agreement and the other Transaction Documents.

          (b)  Governmental Authorization.

          The execution, delivery and performance by SPV of this Agreement and the other Transaction Documents to which it is a party (a) is within SPV's power, has been duly authorized by all necessary action,
(b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any Requirement of

Law or any provision of its certificate of formation or the limited liability company agreement of the SPV or result in the creation or imposition of any Lien on any of the properties of the SPV, except for Liens created by this Agreement. This Agreement and each of the other Transaction Documents to which SPV is a party has been executed and delivered by a duly authorized officer of SPV.

          (c)  Binding Effect.

          This Agreement and each other Transaction Document to which SPV is a party is a legal, valid and binding obligation of SPV enforceable against SPV in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

          (d)  Litigation.

          There is no action, suit or proceeding pending against or, to the knowledge of SPV, threatened against or affecting SPV before any court or arbitrator or any Governmental Authority that could materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of SPV or which in any manner draws into question the validity or enforceability of this Agreement or any other Transaction Document to which SPV is a party or may be bound or the ability of SPV to perform its obligations hereunder or thereunder.

          (e)  No ERISA Plan.

          SPV has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA and will not do so prior to the termination of this Agreement.

          (f)  Tax Filings and Expenses.

          SPV has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of SPV, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by SPV, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. SPV has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify.






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

          (g)  Investment Company Act.

          SPV is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act of 1940.

          (h)  Margin Stock.

          SPV is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

          (i)  No Consent.

          No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Agreement or for the performance of any of SPV's obligations hereunder or thereunder or under any other Transaction Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the SPV prior to the Initial Closing Date.

          (j)  Solvency.

          Both before and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, SPV is solvent within the meaning of the Bankruptcy Code and SPV is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Insolvency Event has occurred with respect to SPV.

          (k)  Security Interests.

          (i) Each of the SUBI Certificates has been duly registered in the name of the Issuer and all other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Issuer's ownership interest in the Transferred Assets now in existence and hereafter acquired or created has been duly and effectively taken.

          (ii) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing SPV as debtor covering all or any part of the Transferred Assets is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by SPV in favor of the Issuer in connection with this Agreement.

          (iii) All action necessary to perfect the Issuer's ownership interest in the Transferred Assets has been duly taken.

          (iv) Except for a change made pursuant to Section 7.3(c), SPV's principal place of business and chief executive office shall be at:
900 Old Country Road, Garden City, New York 11530 and the place where its

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

records concerning the Transferred Assets are kept is at: c/o Wilmington Trust Company, as Custodian, 1100 North Market Street, Wilmington, DE 19890. SPV does not transact, and has not transacted, business under any other name.

          (v) All authorizations in this Agreement for the Issuer to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, and other instruments with respect to the Transferred Assets are powers coupled with an interest and are irrevocable.

          (l)  Binding Effect of Certain Agreements.

          Each of the Origination Trust Documents is in full force and effect and there are no outstanding events of default or termination events thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute such an event of default or termination event.

          (m)  Non-Existence of Other Agreements.

          (i) SPV is not a party to any contract or agreement of any kind or nature and SPV is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

          (ii) SPV has not engaged in any activities since its formation (other than those incidental to its formation and other appropriate actions including the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

          (n)  Compliance with Contractual Obligations and Laws.

          SPV is not (i) in violation of its limited liability company agreement, (ii) in violation of any Requirement of Law to which it or its property or assets may be subject or (iii) in violation of any Contractual Obligation with respect to SPV.

          (o)  Other Representations.

          All representations and warranties of SPV made in each Transaction Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.


                                ARTICLE IV
                          CONDITIONS TO TRANSFER

          SECTION 4.1  Conditions Precedent to Effectiveness of
Agreement. This Agreement shall become effective upon the satisfaction of the following conditions:


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

          (a) Agreement. The Issuer and the SPV shall have duly executed and delivered this Agreement.

          (b) Indenture Supplement. The Effective Date under the Series 1999-1 Indenture Supplement, dated as of the date hereof, to the Base Indenture shall have occurred.

          (c) Certificate of Formation. The Issuer shall have received a true and complete copy of the certificate of formation of SPV, certified as a true and correct copy thereof by the Secretary of State of the State of Delaware, and a true and complete copy of the limited liability company agreement of SPV, certified as a true and correct copy thereof by the Secretary or an Assistant Secretary (or equivalent thereof) of SPV.

          (d) Resolutions. The Issuer shall have received copies of duly adopted resolutions of the Managers of SPV as in effect on the Effective Date and in form and substance reasonably satisfactory to the Issuer authorizing the execution, delivery and performance of this Agreement, the documents to be delivered by SPV hereunder and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary (or equivalent thereof) of SPV.

          (e) Incumbency Certificate. The Issuer shall have received a certificate as to the incumbency and signature of the officers of SPV authorized to sign this Agreement, on behalf of SPV, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of SPV.

          (f) Assignment. SPV shall have executed and delivered to the Issuer the Initial Assignment.

          (g) Representations and Warranties. The Issuer shall have received a certificate of an Authorized Officer of SPV to the effect that all representations and warranties of SPV contained in Sections 3.1 and 3.2, or in any certificate delivered in connection with this Agreement, are true and correct and with the same force and effect as though such representations and warranties had been made as of such date (other than those representations and warranties made as of an earlier date specified therein, in which case such representations and warranties are true and correct as of such earlier date).

          SECTION 4.2 Conditions to Obligation of the Issuer to make a Transferred Asset Payment. The obligation of the Issuer to make a Transferred Asset Payment on any Additional Closing Date and of SPV to transfer the related Additional Transferred Assets to the Issuer hereunder on any Additional Closing Date is subject to the satisfaction of the following conditions:

          (a) all representations and warranties of SPV contained in this Agreement and in the other Transaction Documents shall be true

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

     and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such day (other than those representations and warranties made as of an earlier date specified therein, in which case such representations and warranties are true and correct as of such earlier date);

          (b) SPV shall have executed and delivered to the Issuer an Additional Assignment conveying such Additional Transferred Assets to the Issuer; and

          (c) no Transfer Termination Event shall have occurred and be continuing.


                                ARTICLE V
                       TRANSFER TERMINATION EVENTS

          If any one of the following events shall occur and be continuing:

          (i) an Insolvency Event shall occur with respect to SPV, the Origination Trust, ARAC or VMS;

          (ii) failure on the part of SPV to observe or perform in any material respect any covenants or agreements of SPV set forth herein, which failure continues unremedied for a period of 30 days after there shall have been given, by registered or certified mail, to SPV by the Issuer or the Indenture Trustee, written notice specifying such default and requiring it to be remedied;

          (iii) any representation or warranty made by SPV in this Agreement shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 30 days after there shall have been given, by registered or certified mail, to the SPV by the Indenture Trustee or the Issuer, written notice thereof;

          (iv) the Issuer shall for any reason cease to have a valid and perfected first priority ownership interest in the Transferred Assets or any of VMS, SPV or any Affiliate of either thereof shall so assert;

          (v) there shall have been filed against ARAC, VMS, the Origination Trust or SPV (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under
     Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

          (vi) one or more judgments or decrees shall be entered against SPV involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

          (vii) the Transfer Agreement or any other Transaction Document shall cease, for any reason, to be in full force and effect (other than in accordance with its terms);

          (viii) an Amortization Event with respect to each Series of Investor Notes Outstanding shall occur and be continuing; or

          (ix) a Receivable Purchase Termination Event shall occur and be continuing;


then, in the case of any event described in clause (i) above, a "Transfer Termination Event" will be deemed to have occurred without notice or other action by any Person and, in the case of any of the other events described above, the Issuer may declare, by delivering written notice thereof to SPV, that a "Transfer Termination Event" has occurred. If a Transfer Termination Event has occurred, no Additional Transferred Assets shall be transferred to the Issuer hereunder.


                                ARTICLE VI
                             COVENANTS OF SPV

          Section 6.1  Conduct of Business and Maintenance of Existence.

          SPV will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business and operations of SPV or which qualification shall be necessary to protect the validity and enforceability of this Agreement and any instrument or agreement included in the Transferred Assets.

          Section 6.2  Compliance with Laws.

          SPV will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of SPV or its ability to carry out the transactions contemplated in this Agreement and each other Transaction Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any asset of SPV.

          Section 6.3  Inspection of Property, Books and Records.

          SPV will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Transferred Assets and its business activities in accordance with GAAP; and will permit the Issuer and the Indenture Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

          Section 6.4  Compliance with Transaction Documents.

          (a) SPV will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any instrument or agreement included in the Transferred Assets or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Agreement, any other Transaction Document or such other instrument or agreement.

          (b) Promptly upon becoming aware of any default under any Transaction Document, SPV shall give the Issuer, the Indenture Trustee and the Rating Agencies notice thereof.

          (c) SPV will punctually perform and observe all of its obligations and agreements contained in this Agreement, the other Transaction Documents and in the instruments and agreements included in the Transferred Assets, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Agreement in accordance with and within the time periods provided for herein.

          (d) Without derogating from the absolute nature of the assignment granted to the Issuer under this Agreement or the rights of the Issuer hereunder, SPV agrees that, unless such action is specifically permitted hereunder or under the other Transaction Documents, it will not, without the prior written consent of the Issuer (or its assignees or pledgees), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transferred Assets, including any of the Transaction Documents included in the Transferred Assets, or waive timely performance or observance by the Origination Trust, VMS or the Servicer under the Origination Trust Documents.

          Section 6.5  Notice of Defaults.

          Promptly upon becoming aware of any Potential Termination Event, SPV shall give the Issuer, the Indenture Trustee and the Rating Agencies notice thereof, together with an Officer's Certificate, setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by SPV.

          Section 6.6  Notice of Material Proceedings.

          Promptly upon becoming aware thereof, SPV shall give the Issuer, the Indenture Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of SPV or the ability of SPV to perform its obligations under this Agreement or under any other Transaction Document to which it is a party.

          Section 6.7  Further Requests.

          SPV will promptly furnish to the Issuer, the Indenture Trustee and the Rating Agencies such other information as, and in such form as, the Issuer, the Indenture Trustee or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

          Section 6.8  Annual Opinion of Counsel.

          On or before March 31 of each calendar year, commencing with March 31, 2000, SPV shall furnish to the Issuer and the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, the Assignments and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the Issuer's perfected ownership interest in the Transferred Assets assigned by this Agreement and the Assignments and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such ownership interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement and the Assignment and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the Issuer's ownership interest in the Transferred Assets until March 31 in the following calendar year.

          Section 6.9  Liens.

          Except for the conveyances hereby, SPV will not sell, pledge, assign or transfer Transferred Assets to any other Person, or grant, create, incur, assume or suffer to exist any Lien thereon (except

Permitted Liens) and SPV shall defend the right, title and interest of the Issuer in, to and under all Transferred Assets against all claims of third parties (other than Permitted Liens) claiming through or under SPV.

          Section 6.10  Other Indebtedness.

          SPV will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness.

          Section 6.11  Mergers.

          SPV will not merge or consolidate with or into any other
Person.

          Section 6.12  Acquisition of Assets.

          SPV will not acquire, by long-term or operating lease or otherwise, any assets except in accordance with the terms of the Transaction Documents.

          Section 6.13  Distributions.

          SPV will not declare or pay any distributions on any of its limited liability company interests or make any purchase, redemption or other acquisition of, any of its limited liability company interests other than in accordance with the Delaware Limited Liability Company Act, as amended.

          Section 6.14  Organizational Documents.

          SPV will not amend its limited liability company agreement unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Condition with respect to each Series of Investor Notes Outstanding and each series of Preferred Membership Interests will be met.

          Section 6.15  Investments.

          SPV will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Transaction Documents.

          Section 6.16  No Other Agreements.

          SPV will not enter into or be a party to any agreement or instrument other than any Transaction Document or documents and agreements incidental thereto.

          Section 6.17  Other Business.

          SPV will not engage in any business or enterprise or enter into any transaction other than those contemplated by the Transaction Documents and other activities related to or incidental to any of the foregoing.

          Section 6.18  Maintenance of Separate Existence.

          SPV will do all things necessary to continue to be readily distinguishable from VMS, ARAC and the Affiliates of each of the foregoing and maintain its existence separate and apart from that of VMS, ARAC and the Affiliates of each of the foregoing, including, without limitation:

          (1) practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

          (2) observing all organizational formalities in connection with all dealings between itself and VMS, ARAC and the Affiliates of each of the foregoing or any other unaffiliated entity;

          (3) observing all procedures required by its certificate of formation and its limited liability company agreement and the laws of the State of Delaware;

          (4) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

          (5) managing its business and affairs by or under the direction of its managers;

          (6) ensuring that its Authorized Officers duly authorize all of its actions;

          (7) ensuring the receipt of proper authorization, when necessary, in accordance with the terms of its limited liability company agreement for its actions;

          (8) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

          (9)  maintaining at least one manager who is an Independent
     Manager;

          (10) not (A) having or incurring any indebtedness to VMS, ARAC or any Affiliates of VMS or ARAC; (B) guaranteeing or otherwise becoming liable for any obligations of VMS, ARAC or any Affiliates of VMS or ARAC; (C) having obligations guaranteed by VMS, ARAC or any Affiliates of VMS or ARAC; (D) holding itself out as responsible for debts of VMS, ARAC or any Affiliates of VMS or ARAC or for decisions or actions with respect to the affairs of VMS,

     ARAC or any Affiliates of VMS or ARAC; (E) operating or purporting to operate as an integrated, single economic unit with respect to VMS or ARAC or any Affiliates of VMS or ARAC or any other unaffiliated entity; (F) seeking to obtain credit or incur any obligation to any third party based upon the assets of VMS or ARAC or any Affiliates of VMS or ARAC or any other unaffiliated entity;
     (G) induce any such third party to reasonably rely on the creditworthiness of VMS or ARAC or any Affiliates of VMS or ARAC or any other unaffiliated entity; and (H) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of VMS, ARAC or any Affiliates of VMS or ARAC other than as required by the Transaction Documents with respect to insurance on the Leased Vehicles;

          (11) other than as provided in the Transaction Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

          (12) maintaining its financial records separate and apart from those of any other Person;

          (13) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of VMS, ARAC, any Affiliates of VMS or ARAC or any other affiliated or unaffiliated entity;

          (14) compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds or reimbursing any of its Affiliates in respect of amounts paid by such Affiliates for such services;

          (15) maintaining office space separate and apart from that of VMS or ARAC or any Affiliates of VMS or ARAC (even if such office space is subleased from or is on or near premises occupied by VMS, ARAC or any Affiliates of VMS or ARAC) and a telephone number separate and apart from that of VMS or ARAC or any Affiliates of VMS or ARAC;

          (16) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

          (17) having separate stationery from VMS, ARAC, any Affiliates of VMS or ARAC or any other unaffiliated entity;

          (18) accounting for and managing all of its liabilities separately from those of VMS, ARAC or any Affiliates of VMS or ARAC;

          (19) allocating, on an arm's length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm's-length relationship with each of VMS, ARAC, any Affiliates of VMS or ARAC or any other unaffiliated entity;

          (20) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving VMS, ARAC or any Affiliate of VMS or ARAC to substantively consolidate VMS, ARAC or any Affiliate of VMS or ARAC with SPV;

          (21) remaining solvent; and

          (22) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of the Issuer, SPV, VMS, ARAC and any Affiliates of VMS or ARAC.

          Section 6.19  No ERISA Plan.

          SPV will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

          Section 6.20  Minimum Net Worth.

          SPV will maintain a minimum net worth equal to at least 4% of the Aggregate Lease Balance.

          Section 6.21  Issuance of Additional Securities.

          SPV will not issue its membership interests to any Person other than to VMS.

          Section 6.22  Origination Trust Beneficial Interests.

          (a) Until the Commitment Amount (as defined in the Series 1999-1 Indenture Supplement) is reduced to $700,000,000 or less, SPV will not direct VMS, as the UTI Trustee, to issue any additional special units of beneficial interest in the Origination Trust (other than the UTI and the SUBIs) without the consent of the Issuer.

          (b) Until the Commitment Amount is reduced to $700,000,000 or less, SPV will not sell, pledge, assign or transfer the UTI to any other Person, or grant, create, incur, assume or suffer to exist any Lien thereon (except Permitted Liens) without the consent of the Issuer.



                               ARTICLE VII
                          ADDITIONAL AGREEMENTS

          SECTION 7.1 Initial UCC Filings. On or prior to the Initial Closing Date, SPV shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which it is required by applicable law, executed by SPV as debtor, naming the Issuer as secured party, naming as collateral the Transferred Assets to be assigned and conveyed hereunder from time to time, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the transfer, assignment and conveyance to Issuer of the Transferred Assets (to the extent such transfer, assignment and conveyance may be perfected under the UCC). SPV shall deliver a file-stamped copy, or other evidence satisfactory to the Issuer of such filing, to the Issuer on or prior to the Initial Closing Date.

          SECTION 7.2 Computer Files Marked. SPV shall, at its own expense, on or prior to each Transferred Asset Closing Date, indicate in its computer files created in connection with the Transferred Assets for such Transferred Asset Date that such Transferred Assets have been transferred, assigned and conveyed to the Issuer pursuant to this Agreement.

          SECTION 7.3  Protection of Title.

          (a) SPV shall execute and file such financing statements, and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to perfect and preserve the transfer, assignment and conveyance hereunder to
the Issuer of the Transferred Assets and in the proceeds thereof   SPV
shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) SPV shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by SPV in accordance with
Section 7.1 or 7.3(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Issuer and the Indenture Trustee at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer's interest in all Transferred Assets sold, transferred, conveyed and assigned hereunder.

          (c) SPV shall give the Issuer and the Indenture Trustee at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. SPV shall at all times maintain its principal executive office within the United States of America.

          SECTION 7.4 Repurchase Events. SPV hereby covenants and agrees with the Issuer that in the event of (i) a breach of any of SPV's representations and warranties contained in Section 3.1 with respect to any Transferred Asset or (ii) a breach by SPV of Section 6.9 hereof with respect to any Transferred Asset, in each case which breach has a material adverse effect on the Issuer's interest in such Transferred Asset, SPV will repurchase such Transferred Asset from the Issuer as of the last day of the Monthly Period during which SPV discovered or received notice of such breach, by delivery to the Issuer for deposit in the Collection Account an amount equal to (a) in the case of a repurchase of a Master Lease Agreement, the aggregate Lease Balance of all Leases under such Master Lease Agreement as of such day plus, in the case of a Closed-End Lease, the aggregate Net Book Value of the Leased Vehicles subject to such Master Lease Agreement as of such day, (b) in the case of a repurchase of a Consumer Lease, the Lease Balance of such Consumer Lease as of such day plus, in the case of a Closed-End Lease, the Net Book Value of the Leased Vehicle subject to such Consumer Lease as of such day, (c) in the case of a Lease, the Lease Balance of such Lease as of such day plus, in the case of a Closed-End Lease, the Net Book Value of the Leased Vehicle subject to such Lease as of such day or (d) in the case of a Fleet Receivable, the Receivable Amount thereof as of the first day of the next succeeding Monthly Period (the "Repurchase Payment") for such Transferred Asset. It is understood and agreed that the obligation of SPV to repurchase any Transferred Asset as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against SPV for such breach available to the Issuer. Simultaneously with any Repurchase Payment with respect to a Transferred Asset, such Transferred Asset shall immediately and automatically be sold, assigned, transferred and conveyed by the Issuer to SPV without any further action by the Issuer or any other Person and SPV shall cause the UTI Trustee to reallocate such Transferred Asset from the Lease SUBI Portfolio.




                               ARTICLE VIII
                         MISCELLANEOUS PROVISIONS

          SECTION 8.1 Amendment. (a) This Agreement may be amended from time to time by a written amendment duly executed and delivered by SPV and the Issuer, but without the consent of any other Person, to correct any inconsistency or cure any ambiguity or errors in this Agreement only in a manner that would have no adverse effect on any Investor Noteholder or any Preferred Member.

     (b) This Agreement may be amended from time to time by a written amendment duly executed and delivered by SPV and the Issuer, with the consent of the Indenture Trustee so long as any Series of Investor Notes is outstanding.

     (c) Prior to the execution of any such amendment or consent, SPV shall furnish at least five (5) Business Days prior written notification of the substance of such amendment or consent to each Rating Agency with respect to each Series of Investor Notes and each series of Preferred Membership Interests. No later than ten (10) Business Days after the execution of such amendment or consent, SPV shall furnish a copy of such amendment or consent to each Rating Agency with respect to each Series of Investor Notes and each Series of Preferred Membership Interests and the Indenture Trustee.

          SECTION 8.2 Survival. The representations, warranties and covenants of SPV and of the Issuer set forth in this Agreement shall remain in full force and effect and shall survive each Transferred Asset Closing Date under Article II hereof and any related transfer under the other Transaction Documents.

          SECTION 8.3 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or, in the case of telecopy notice, when received, addressed as follows or to such address or other address as may be hereafter notified by the respective parties hereto:

            SPV:                    Raven Funding LLC
                                    c/o Global Securitization Services,
                                    LLC
                                    25 West 43rd Street, Suite 704
                                    New York, NY 10036
                                    Attention: President
                                    Telecopier No.: (212) 302-8767


            The Issuer:             Greyhound Funding, LLC
                                    c/o Global Securitization Services,
                                    LLC
                                    25 West 43rd Street, Suite 704
                                    New York, NY 10036
                                    Attention: President
                                    Telecopier No.: (212) 302-8767

in each case,
with a copy to:                     PHH Vehicle Management Services, LLC
                                    900 Old Country Road
                                    Garden City, New York 11530
                                    Telecopier: (516) 222-3751
                                    Attention: General Counsel


                 SECTION 8.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 SECTION 8.5 Waivers. No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement or any Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                 SECTION 8.6 Headings. The various headings in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

                 SECTION 8.7 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 8.8 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 SECTION 8.9 Assignment. SPV acknowledges that the Issuer will, pursuant to the Indenture, assign its rights hereunder and with respect to the Transferred Assets to the Indenture Trustee and SPV hereby consents to such assignment. Except as provided in the foregoing sentence or as expressly permitted herein, no party may assign its rights hereunder without the other party's prior written consent and the prior written consent of the Indenture Trustee. The party granting any such consent shall give notice thereof to the Rating Agencies.

                 SECTION 8.10 Further Assurances. SPV and the Issuer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to any Transferred Assets purchased hereunder for filing under the provisions of the UCC of any applicable jurisdiction.

                 SECTION 8.11 No Third-Party Beneficiaries. Except as specifically set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

                 SECTION 8.12  Merger and Integration.  Except as
specifically stated otherwise herein, this Agreement, the Initial
Assignment, the Additional Assignments and the other Transaction
Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

                 SECTION 8.13 Authority of the Administrator. Each of the parties to this Agreement acknowledges that the Issuer has appointed the Administrator to act as its agent to the extent set forth in the Transaction Documents. Unless otherwise instructed by the Issuer, copies of all notices, requests, demands and other documents to be delivered to the Issuer pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

                 SECTION 8.14 No Petition Covenants. (a) Each of the parties hereto, by entering into this Agreement, covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation or other similar proceedings under any U.S. Federal or state bankruptcy or similar law. Each of the parties hereto, by entering into this Agreement, covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation or other similar proceedings under any U.S. Federal or state bankruptcy or similar law.

         (b) Each of the parties hereto, by entering into this Agreement, hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

                 SECTION 8.15  SUBIs.

                 The Issuer represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio (used in this Section as defined in the Origination Trust Agreement) or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this Section as defined in the Origination Trust Agreement), any other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease

SUBI, the Fleet Receivable SUBI or the Lease Receivable SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in
Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio

                 IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date and year first above written.

                                      GREYHOUND FUNDING, LLC


                                      By: /s/ Kevin P. Burns
                                         ___________________________
                                         Name:   Kevin P. Burns
                                         Title:  Manager

                                      RAVEN FUNDING LLC


                                      By: /s/ Kevin Sheehan
                                         ___________________________
                                         Name:   Kevin Sheehan
                                         Title:  Manager

                                                             Exhibit A to
                                                       Transfer Agreement



                        FORM OF INITIAL ASSIGNMENT


                 FOR VALUE RECEIVED, in accordance with the Transfer Agreement, dated as of June 30, 1999 (the "Transfer Agreement"), between RAVEN FUNDING LLC, a Delaware limited liability company ("SPV"), and GREYHOUND FUNDING, LLC, a Delaware limited liability company (the "Issuer"), SPV does hereby assign, transfer, set over and otherwise convey unto the Issuer as a capital contribution, without recourse, all right, title and interest of SPV in, to and under the following assets (collectively, the "Transferred Assets"):

                 (a) the Lease SUBI, the Lease SUBI Certificate and the beneficial interest in the Initial Units allocated to the Lease SUBI Portfolio on the Initial Closing Date and any Unit Leases, Unit Vehicles and Related Rights associated therewith;

                 (b) the Fleet Receivable SUBI Certificate and the beneficial interest in the Fleet Receivables and the Origination Trust's rights under the Receivables Purchase Agreement from time to time allocated to the Fleet Receivable SUBI and represented by the Fleet Receivable SUBI Certificate;

                 (c) the Origination Trust Documents, as such agreements are applicable to the Initial Units and the Fleet Receivable SUBI Certificate and the other Origination Trust Assets referred to in clauses (a) and (b);

                 (d) the Series 1999-1 Lease Rate Cap, dated the Initial Closing Date, between SPV and an Eligible Counterparty;

                 (e) all payments and distributions under the foregoing of whatever kind or character and whether in cash or other property, at any time made or distributable to SPV thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of SPV to receive and collect all amounts payable to the holder of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and all of SPV's rights, remedies, powers, interests and privileges under the foregoing (whether arising pursuant to the terms thereof or otherwise available to SPV), including, without limitation, the right to enforce the foregoing, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof; and

                 (f) any proceeds and products of the foregoing.

                 The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by Issuer of any obligation of the undersigned to any other Person in connection with the Transferred Assets described above or any agreement or instrument relating to any of them.

                 The SPV and the Issuer intend that the transactions contemplated by this assignment shall be treated as an assignment, transfer and conveyance by SPV of the Transferred Assets and not a lending transaction. If this Agreement does not constitute a valid assignment, transfer and conveyance of all right, title and interest of SPV in, to and under the Transferred Assets despite the intent of the parties hereto, SPV hereby grants a first priority "security interest" (as defined in the UCC as in effect in the State of New York) in the Transferred Assets and all proceeds thereof to the Issuer and the parties agree that this Agreement shall constitute a security agreement under the UCC in effect in New York.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer Agreement and is to be governed by the Transfer Agreement.

                 Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Transfer Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of June 30, 1999.

                                      RAVEN FUNDING LLC



                                      By:___________________________
                                         Name:
                                         Title:

                                                             Exhibit B to
                                                       Transfer Agreement



                      FORM OF ADDITIONAL ASSIGNMENT


                 FOR VALUE RECEIVED, in accordance with the Transfer Agreement, dated as of June 30, 1999 (the "Transfer Agreement"), between Raven Funding LLC, a Delaware limited liability company ("SPV"), and Greyhound Funding, LLC, a Delaware limited liability company (the "Issuer"), SPV does hereby sell, assign, transfer, set over and otherwise convey unto the Issuer, without recourse, all right, title and interest of SPV in, to and under the following assets (collectively, the "Transferred Assets"):

                 (a) the beneficial interest in the Additional Units allocated to the Lease SUBI Portfolio on the date hereof and any Unit Leases, Unit Vehicles and Related Rights associated therewith;

                 (b) the Origination Trust Documents, as such agreements are applicable to the Additional Units referred to in clause (a) and any Unit Leases, Unit Vehicles and Related Rights associated therewith;

                 (c) all payments and distributions under the foregoing of whatever kind or character and whether in cash or other property, at any time made or distributable to SPV thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of SPV to receive and collect all amounts payable to the holder of the Lease SUBI Certificate and all of SPV's rights, remedies, powers, interests and privileges under the foregoing (whether arising pursuant to the terms thereof or otherwise available to
         SPV), including, without limitation, the right to enforce the foregoing, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof; and

                 (d) any proceeds and products of the foregoing.

                 The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by Issuer of any obligation of the undersigned to any other Person in connection with the Transferred Assets described above or any agreement or instrument relating to any of them.

                 The SPV and the Issuer intend that the transactions contemplated by this assignment shall be treated as a sale, assignment, transfer and conveyance by SPV of the Transferred Assets and not a lending transaction. If this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of SPV in, to and under the Transferred Assets despite the intent of the parties hereto, SPV hereby grants a first priority "security interest" (as defined in the UCC as in effect in the State of New York) in the Transferred Assets and all proceeds thereof to the Issuer and the parties agree that this Agreement shall constitute a security agreement under the UCC in effect in New York.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer Agreement and is to be governed by the Transfer Agreement.

                 Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Transfer Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____ ___, ___.

                                      RAVEN FUNDING LLC



                                      By:___________________________
                                         Name:
                                         Title: